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INTERNAL REVENUE SERVICE           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
Brooklyn, NY 11202

Date:  June 05 1992             Employer Identification No:
                                   13-1718360
                                File Folder Number:
LORAL CORPORATION                  113009278
C/O THOMAS S. MONFRIED ESQ.     Person to Contact:
C/O WILLKIE FARR AND GALLAGHER     H.R. NASS
153 E. 53rd Street              Contact Telephone Number:
New York, NY 10022-0000            (516) 683-5396
                                Plan Name:
                                LORAL MASTER SAVINGS PLAN

                                Plan Number: 004


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on August 1, 1990.

     This letter does not constitute a determination that your plan satisfies the requirements of Code section 401(a) (26).

     We have sent a copy of this letter to your representative as indicated in the power of attorney.










                               Letter 835(DO/CG)

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LORAL CORPORATION



     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,

                                        /s/ Eugene D. Alexander

                                        Eugene D. Alexander
                                        District Director

Enclosures:
Publication 794
PWBA 515











































                               Letter 835(DO/CG)